II-6
                                                 Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              ______________
                                 FORM S-8
                           REGISTRATION STATEMENT
                                  under
                         THE SECURITIES ACT OF 1933

                                TEXTRON INC.
          (Exact Name of Registrant as Specified in Its Charter)

Delaware                                            05-0315468
(State or Other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)                  Identification No.)

                            40 Westminster Street
                       Providence, Rhode Island 02903
              (Address of Principal Executive Offices) (Zip Code)

                             TEXTRON SAVINGS PLAN
                           (Full Title of the Plan)

                             MICHAEL D. CAHN, ESQ.
         Assistant General Counsel - Corporate and Assistant Secretary
                                 Textron Inc.
                           40 Westminster Street
                      Providence, Rhode Island  02903
                  (Name and Address of Agent for Service)
                                 401-421-2800
         (Telephone Number, Including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE


 Title of      Amount to    Proposed       Proposed           Amount of
Securities         be       Maximum        Maximum            Registration
   to be       Registered   Offering       Aggregate          Fee
Registered                 Price Per       Offering
                            Share          Price

Common Stock,   9,500,000   $66.0625 (1)   $627,593,750 (1)   $216,411.64 (1)
$.125 par        shares
value


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on October 23, 1995.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
<page II-1>


                                PART II
                     INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT


      Pursuant to Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (Registration No. 33-37139) previously filed by the Registrant relating to the Textron Savings Plan, are incorporated herein by reference.

Item  8.     Exhibits

      4 Restated Certificate of Incorporation of Textron, as filed March 24, 1988, incorporated by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 1988.

      5(a) Opinion and Consent of Michael D. Cahn, Esq., Assistant General Counsel - Corporate and Assistant Secretary of Textron.

      5(b)   Internal Revenue Service determination letter dated April 16,
             1990.

      23 Consent of Ernst & Young LLP; reference is made to Exhibit 5a for the consent of Michael D. Cahn, Esq.

      24(a)  Power of Attorney
      24(b)  Certified Resolutions of the Board of Directors of Textron

<page II-2>

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 27th day of October, 1995.

                                  TEXTRON INC.
                                  (Registrant)


                           By    /s/Michael D. Cahn
                                  Michael D. Cahn
                                  Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 27th day of October, 1995, by the following persons in the capacities indicated.

         Name                                       Title


          *
 ...........................
     (James  F.  Hardymon)                   Chairman  and  Chief
                                             Executive Officer
                                             (principal executive officer)
                                             Director
          *
 ...........................
     (Lewis  B.  Campbell)                   President  and  Chief
                                             Operating Officer, Director

          *
 ...........................
    (H. Jesse Arnelle)                       Director

          *
 ...........................
    (R. Stuart Dickson)                      Director


          *
 ...........................
    (B. F. Dolan)                            Director

<page II-3>


          *
 ...........................
   (John D. Macomber)                        Director


          *
 ...........................
   (Barbara Scott Preiskel)                  Director


          *
 ...........................
   (Sam F. Segnar)                           Director


          *
 ...........................
   (Jean Head Sisco)                         Director


          *
 ...........................
  (John W. Snow)                             Director


          *
 ...........................
  (Martin D. Walker)                         Director


          *
 ...........................
  (Thomas B. Wheeler)                        Director


          *
 ...........................
  (Stephen L. Key)                          Executive Vice President
                                            and Chief Financial Officer
                                            (principal financial officer)
<page II-4>


          *
 ...........................
  (William P. Janovitz)                     Vice  President  and
                                            Controller
                                            (principal accounting officer)


*By  /s/ Michael D. Cahn
     Michael D. Cahn
     Attorney-in-fact

<page II-5>

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on the 27th day of October, 1995.

                                  TEXTRON SAVINGS PLAN
                                  (The Plan)


                              By  /s/Wayne W. Juchatz
                                  (Wayne W. Juchatz, Committee Member)


                              By  /s/Richard A. McWhirter
                                  (Richard A. McWhirter, Committee Member)


                              By  /s/Richard A. Watson
                                  (Richard A. Watson, Committee Member)


                              By  /s/William F. Wayland
                                  (William F. Wayland, Committee Member)

                                 EXHIBIT INDEX


Exhibit No.              Description

4 Restated Certificate of Incorporation of Textron, as filed March 24, 1988, incorporated by reference to Exhibit 3.1 to Textron's Annual Report on
                         Form 10-K for the fiscal year ended January 2, 1988.

5(a) Opinion and Consent of Michael D. Cahn, Esq., Assistant General Counsel - Corporate and Assistant Secretary of Textron.

5(b) Internal Revenue Service determination letter dated April 16, 1990.

23                       Consent of Ernst & Young LLP; reference is made to
                         Exhibit 5a for the consent of Michael D. Cahn, Esq.

24(a)                    Powers of Attorney
24(b)                    Certified Resolutions of the Board of Directors
                         of Textron.